UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 16, 2016

The Enviromart Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54758	45-5529607
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

4 Wilder Drive #7

Plaistow, NH 03865

(Address of Principal Executive Offices)

(603) 378-0809

(Issuer Telephone Number)

______________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 8 - OTHER EVENTS

Item 8.01. Other Events.

SECTION 5 – CORPORATE GOVERANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On February 16, 2016, The Rushcap Group, Inc. (“Rushcap”), an affiliate of Mark Shefts (a significant shareholder), notified the Registrant that, effective March 31, 2016, it was discontinuing its funding of the Registrant’s wholly owned subsidiary under the Inventory Financing Agreement dated June 19, 2015. Rushcap reserved the right to discontinue the funding prior to March 31, 2016, if it so determined.  The Registrant believes that the discontinuation of funding will have a material adverse effect on the business, financial condition and results of operation of the Registrant, as the Registrant does not believe that it will be able to timely secure funding to replace the discontinued Inventory Financing.

In light of the discontinuation of funding, the Registrant’s Board of Directors is assessing the Registrant’s current business prospects, including whether to transfer Enviromart Industries, Inc., the Registrant’s sole operating subsidiary, to Michael R. Rosa, a significant shareholder and founder of the Registrant, in accordance with that certain Agreement between the Registrant, Mr. Rosa and Mr. Shefts, dated July 14, 2014 (“Agreement”).  This Agreement was disclosed in the Registrant’s Current Report on form 8-K filed July 18, 2014, which is incorporated herein by this reference.

On February 16, 2016, the Registrant’s board of directors enlarged the board to two persons and appointed Mr. Laurence H. King Director and Chairman of the Registrant. Mr. King was appointed to the board of directors at the request of Mark Shefts, a significant shareholder of the Registrant, in connection with the board’s assessment of the Registrant’s current business prospects and related matters.

No compensation terms have been agreed for Mr. King’s services as Chairman and director.

Laurence King, the Registrant’s newly appointed director and Chairman, cofounded Omega ATS, a Canadian protected market in 2007. Mr. King was the interim CEO from December 2007 until September 2010, at which point he transitioned the company to a professional management team. In October 2010, Mr. King co-founded Empire Homecare, a durable medical supply. Since founding Empire Homecare, Mr. King has served as managing member. Empire contracts with many rehabilitation facilities and hospitals along the East Coast and is recognized by both Medicare and Medicaid.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

The Enviromart Companies, Inc.

By: /s/ Laurence King

Name: Laurence King

Title: Chairman

Dated: February 19, 2016